Exhibit 99.01

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending December 31, 2010

I.                                        Introduction and Summary

A.                                    Introduction

This quarterly report is submitted by South Carolina Electric & Gas Company (SCE&G or the Company) to the Public Service Commission of South Carolina (the Commission) and the South Carolina Office of Regulatory Staff (ORS).  It is submitted in satisfaction of the requirements of S.C. Code Ann. § 58-33-277 (Supp. 2010) and the terms of Commission Order No. 2009-104(A).  This report provides updated information concerning the status of the construction of V. C. Summer Nuclear Station Units 2 & 3 (the Units) and updates the capital cost and construction schedules for the Units as approved in Order No. 2009-104(A) and Order No. 2010-12.  Order No. 2009-104(A) is the base load review order related to the Units that was issued by the Commission on February 27, 2009.  The Commission approved updated capital cost schedules and construction milestone schedules for the Units in Order No. 2010-12.

On November 15, 2010, the Company filed with the Commission a Petition for Updates and Revisions to Capital Cost Schedules, in Docket No. 2010-376-E (the Petition).  As set forth on Exhibit 1 to the Petition, the Company has removed $438,291,000 in owner’s capital cost contingencies from its cost projections in response to the South Carolina Supreme Court opinion in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010) (the Opinion).  In addition, the Company has identified and itemized approximately $174 million in capital costs to specific cost items in the capital cost forecast for the project.  The Petition also updates the cash flow projections for the project to take into account all changes in the timing of cash flow requirements resulting from such things as changes in project construction schedules and shifts in milestone dates.  Under the Base Load Review Act, the Commission will have six months to consider this request.  Under S.C. Code Ann. §58-33-270(E), such updates are allowed unless the changes in the cash flow projections are proven to be the result of imprudence by the utility.  The Petition is discussed more fully below.  The cost projections provided here reflect the cost projections contained in the Petition with updates as described below.

B.                                    Structure of Report and Appendices

The current reporting period is the quarter ending December 31, 2010.  The report is divided into the following sections:

Section I:                                            Introduction and Summary;

Section II:                                       Progress of Construction of the Units;

Section III:                                  Anticipated Construction Schedules;

Section IV:                                   Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the inflation indices);

Section V:                                        Updated Schedule of Anticipated Capital Costs; and

Section VI:                                   Conclusion.

Appendices 1, 2, and 4 to this report contain detailed financial, milestone and other information updating the schedules approved by the Commission in Order No. 2010-12.  For reference purposes, Appendix 3 provides a copy of the approved capital cost schedule for the project without adjustments in the form approved in Order No. 2010-12, but net of the $438 million in owner’s contingency funds approved in Order No. 2009-104(A).

A confidential and a public version of this report and its attachments are being provided.  All cost information presented reflects only SCE&G’s share of the project’s cost.  Attached to the end of the report is a glossary of acronyms and defined terms used in it.

C.                                    Construction Schedule and Milestones

As the report indicates, the Company has met all current construction milestones approved by the Commission in Order No. 2010-12, as adjusted pursuant to contingencies authorized in Order No. 2009-104(A).  There are 146 separate milestones.  Of these, 58 have been completed as of December 31, 2010.  Comparing the scheduled milestone completion dates as of the date of this report quarter to the milestone completion dates approved by the Commission in Order No. 2010-12, the completion dates of 72 milestones have changed.  Of these, 30 have been accelerated and 42 have been delayed for between one and nine months.

D.                                    Construction Costs and Cost Forecasts

As this report indicates, the Company is on track to complete the Units at the original construction cost forecast of $4.5 billion in 2007 dollars net of Allowance for Funds Used During Construction (AFUDC) and including the $438 million contingency that was approved in Order 2009-104(A).  However, the current capital cost forecast of approximately $4.3 billion is $174 million higher than the currently-approved capital cost schedule when the $438 million in contingency funds are removed.  In the Petition, SCE&G is requesting that the Commission approve the identification and itemization of $174 million in costs to specific cost items in the capital cost forecast.

In Order No. 2009-104(A), the Commission recognized that forecasts of AFUDC expense and escalation would vary over the course of the project and required those forecasts to be updated with each quarterly report.  New escalation indices were issued in November 2010 for the period January-June of 2010 and those indices have been used in forecasting the construction costs for the project presented here.  Chart A below compares the current capital cost forecast to the forecast presented in the last quarterly report.  The $13,000 change in capital cost projection reflects the updating of certain change orders that were still under negotiation at the date that the last quarterly report was prepared as well as adjustment to the amount of costs that are not to be shared with project co-owner Santee Cooper.

Chart A: Reconciliation of Capital Cost ($000)

Forecast Item	Projected 12/31/10 @ Five-Year Average Escalation Rates	Projected 09/30/10 @ Five-Year Average Escalation Rates	Change
Gross Construction	$5,786,943	$5,838,483	$(51,540)
Less: AFUDC	$255,684	$302,775	$(47,091)
Total Project Cash Flow	$5,531,259	$5,535,708	$(4,449)
Less: Escalation	$1,260,855	$1,265,317	$(4,462)
Capital Cost, 2007 Dollars	$4,270,404	$4,270,391	$13

Chart B compares the current forecast of gross construction costs, including current escalation, to the forecast on which the Commission relied in adopting Order No. 2010-12 excluding the $438 million contingency fund and associated escalation.  The current forecasted capital cost of the plant in 2007 dollars is $174 million more than the previously-approved capital cost of approximately $4.1 billion without contingency.  Nonetheless, due to the changes in forecasted escalation rates when netted against other changes as discussed more fully below the cost of the plant in future dollars has decreased by $401.2 million.

Chart B: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 12/31/10 (Five-Year Average Rates)	As Forecasted Or Approved In Order 2010-12	Change
Gross Construction	$5,786,943	$6,188,124	$(401,181)
Less: AFUDC	$255,684	$283,721	$(28,037)
Total Project Cash Flow	$5,531,259	$5,904,403	$(373,144)
Less: Escalation	$1,260,855	$1,807,948	$(547,093)
Capital Cost, 2007 Dollars	$4,270,404	$4,096,455	$173,949

Escalation Rates

As provided in Order No. 2009-104(A), the most current twelve-month inflation indices are used to escalate costs occurring in the twelve-month period after the date of each quarterly report.  As stated above, new escalation indices were last issued in November 2010 for the period January-June of 2010 and those rates are reflected in this report.

As shown on Appendix 4, utility construction cost escalation rates were at historically high levels during the period 2005-2008, and since then have begun to drop. The current one-year averages and five-year averages are now closer to historical ten year rates than they have been in certain past periods. Current escalation rates are shown on Chart C, below.

Chart C: Handy-Whitman Escalation Rates

November 2010 Report

Escalation Rate
HW All Steam Index:
One Year Rate	4.79%
Five Year Average	5.31%
Ten Year Average	4.53%
HW All Steam/Nuclear Index:
One Year Rate	4.60%
Five Year Average	5.32%
Ten Year Average	4.54%
HW All Transmission Plant Index
One Year Rate	5.08%
Five Year Average	5.23%
Ten Year Average	4.69%

E.                                    AFUDC

The change in AFUDC for the project is currently projected to be $28.0 million lower than the forecast on which Order No. 2010-12 was based when that forecast is adjusted to remove the $438 million contingency.  Consistent with Order No. 2009-104(A), SCE&G computes AFUDC based on the Federal Energy Regulatory Commission (FERC) approved methodology as applied to the balance of Construction Work in Progress (CWIP) that is outstanding between rate adjustments.  SCE&G’s AFUDC rate for 2011 and beyond is currently 5.87% which happens to be the same rate that was applied when Order No. 2010-12 was issued.  Standing alone, the current AFUDC rate would produce no change in the forecasted amount of AFUDC.  However, lower escalation rates, as partially off-set by the effect of timing changes in the cash flows for the project, as well as the $174 million in recently identified and itemized costs, have reduced the forecasted project cash flows for the project thereby producing the forecasted reduction in AFUDC for the project.

F.                                     Compliance with the Commission Approved Cumulative Project Cash Flow Target

The current approved Cumulative Project Cash Flow target for the project was adopted by the Commission in Order No. 2010-12. In Order No. 2009-104(A), the Commission provided that the applicable Cumulative Project Cash Flow target would be adjusted with each quarterly report to reflect updated escalation data.

Appendix 2, Chart A provides the approved Cumulative Project Cash Flow target updated for current escalation data and for the removal of $438 million in owner’s contingency costs.  The cash flow targets up to June 30, 2010 have been updated to reflect actual escalation rates up to that date.  The cash flow targets for the third quarter of 2010 and beyond have been updated based on the most recently available inflation indices which for purposes of this report are the indices provided in November of 2010 that are current through June 30, 2010.  When actual indices for the period July 1, 2010 to December 31, 2010 become available, the 2010 cash flow data for the categories that are subject to indexed escalation will be revised to reflect the actual escalation rates.

Appendix 2, Chart B compares the approved Cumulative Project Cash Flow target to the current cumulative cash flow schedules for the project, which include actual costs where available and SCE&G’s working forecasts of annual cash flows for future years.  In addition, the figures presented on Appendix 2, Chart B for 2009 and 2010 have been adjusted to reflect timing differences between the billing methodology under the Engineering, Procurement, and Construction Agreement (EPC Contract) and the calculation of the escalated cash flow targets under Order 2009-104(A).  Under the EPC Contract, for periods where actual escalation rates are not available, Westinghouse/Shaw bills SCE&G based on a rolling 2-year average of the applicable Handy-Whitman rate and provides adjustments in the following period to reflect the actual rate when it is known.  An adjustment has been made to Appendix 2, Chart B to offset the timing difference related to Westinghouse/Shaw’s approach to estimated billings and credits which applies to those EPC cost categories that are subject to indexed escalation.  As shown on Appendix 2, Chart B, the total amount of the resulting adjustment for 2009 has been updated to $1.7 million based on actual escalation rates and the adjustment for calendar year 2010 is calculated to be ($9.2) million.

II.                                   Progress of Construction of the Units

Construction of the project is progressing on schedule to meet the Unit 2 & 3 Substantial Completion dates of April 1, 2016 and January 1, 2019, respectively.  However, as discussed below, the delay in the schedule for issuance of the Combined Operating License (COL) for the Units will require adjustment to the construction schedule.  In response, SCE&G and Westinghouse/Shaw have negotiated Change Order 11 to the EPC Contract to provide for Westinghouse/Shaw to perform a COL Delay Impact Study. That study will consider two alternative paths forward to deal with the delay. One scenario compresses the construction schedule to keep the substantial completion date as scheduled, the other delays the substantial completion date for Unit 2 by six months until October 1, 2016.  The study provided for in Change Order 11 is discussed in further detail below.

A more detailed summary of the status of the project is addressed in Section II.A-Section II.G below.

A.                                    Licensing and Permitting Update

1.                                      The Combined Operating License Application (COLA)

a)                                     DCD Revisions

In 2006, the Nuclear Regulatory Commission (NRC) gave its initial approval for the Design Control Document (DCD) for the AP1000 reactor.  The approved DCD incorporated amendments to the DCD as originally filed through Revision 15.  Subsequently, Westinghouse filed DCD Revisions 16 and 17 with the NRC.  The design amendments contained in Revisions 16 and 17 improve the ability of the AP1000 Shield Building to withstand aircraft impact and make other amendments to the design.  In December 2010, Westinghouse filed Revision 18 (DCD Rev-18) which incorporates the relevant material from Revisions 16 and 17 and also provides the NRC with Westinghouse’s responses to additional questions pertaining to the Shield Building design as well as updates to other design matters that had been requested as part of the review process.

In December 2010, the NRC Staff issued a favorable Safety Evaluation Report (SER) on the DCD Rev-18.  In December 2010, the Advisory Committee on Reactor Safeguards (ACRS) determined that the AP1000 design is fully adequate to protect public health and safety.  In response, the NRC Staff has provided the NRC Commissioners with the proposed rulemaking package to begin the formal rulemaking process that will result in final approval of the AP1000 design with the amendments subsequent to Revision 15.  Westinghouse has committed that it will provide the NRC with DCD Revision 19 during the first quarter of 2011 which will be a further conforming amendment to the DCD package.  This revision will incorporate into the DCD information Westinghouse previously provided the NRC through Requests for Additional Information (RAIs) thereby making those responses a formal part of the design package to be licensed by the NRC.  DCD Revision 19 will also include additional conforming amendments to the design that Westinghouse has agreed to make as a result of the NRC’s safety evaluation.

Although the ACRS made the determination that the AP1000 design is fully adequate to protect public health and safety as stated above, three “non-concurrences” were filed by NRC staff members.  These non-concurrence filings allow individual NRC staff members to express differences of opinion on technical matters and are recognized as part of the NRC decision making process.  One of the non-concurrences has since been withdrawn.  To date, no further escalation of these issues within the NRC has occurred.

In light of these actions, SCE&G anticipates that the NRC will be in a position to approve the amended DCD for the AP1000 reactor in the second half of 2011 which supports issuance of a COL for the Units in late 2011 or early 2012.

b)                                     Site-Specific COL and Reference Plant COL

As of December 2010, the NRC Staff completed both its Phase A and B reviews to support development of the Advanced Final Safety Evaluation Report (AFSER) for the site-specific COLA for the Units.  The first ACRS subcommittee meeting to review the majority of the siting characteristics for the site of the Units was conducted on July 21 and 22, 2010.  The second ACRS subcommittee meeting to review the remaining site specific information was held January 10 and 11, 2011, subsequent to this reporting period.  No significant issues were identified.  This was a significant technical milestone for the project.  The third, and final, Full ACRS Committee meeting is scheduled for February 10, 2011, at which time a letter is anticipated to be provided by the committee in support of the final application approval process to be conducted by the NRC Commissioners.  The Phase C review is expected to conclude in February 2011 with the completion of the review of the COLA and NRC SER by the ACRS.  If the review is favorable, the ACRS will issue a letter supporting the final COLA approval process by the NRC.

The Reference Plant COL application was submitted to the NRC by Southern Nuclear Operating Company for its units at Vogtle and supplements the DCD design information as to specific aspects of the standard plant design.  The NRC Staff has also completed the initial review of the Reference Plant COL application and issued a favorable comprehensive SER for the Reference Plant COL.  The ACRS has reviewed the NRC Staff’s SER concerning the Reference Plant COL and issued a letter to the NRC informing it of the ACRS’s conclusions and recommendations.

c)                                      Environmental Review

The NRC issued the draft Environmental Impact Statement (EIS) for the Units on April 15, 2010 to which SCE&G has responded.  The Final EIS (FEIS) is scheduled to be issued in April 2011.  This schedule continues to support the timely issuance of a COL for the Units.

d)                                     Legal Review

As noted previously, several parties sought to intervene to raise issues before the Atomic Safety Licensing Board (ASLB) in its review of SCE&G’s COLA and their interventions were dismissed either because their contentions were deemed not to be admissible, or because they lacked standing.

On March 17, 2010, the ASLB considered the merits of the intervenors’ contentions regarding Demand Side Management (DSM) programs and issued an order rejecting all contentions of the intervenors.  The intervenors have appealed the ASLB order on remand to the NRC.  On August 27, 2010, the NRC affirmed the ASLB order regarding the challenged DSM contentions.  The time for parties to appeal the NRC’s decision has expired without any appeals being filed.  As a result, there are no contentions associated with the COLA.

e)                                      Schedule for Issuance of COLA

In light of its assessment of the current schedule for approval of the DCD amendments, SCE&G continues to believe that the COL for the Units will be issued in late 2011 or early 2012.  This schedule for the issuance of the COL would impact certain aspects of the construction schedule for the Units.  On December 13, 2010, SCE&G sent Westinghouse/Shaw a request for Change Order 11, initiating a study that will analyze potential impacts to the construction schedule due to the probable delay in receiving the COL.  Westinghouse/Shaw is in the process of conducting the study which will analyze the changes in the construction program that will be required either to keep the substantial completion date for Unit 2 as scheduled, or to delay substantial completion for Unit 2 by six months.  SCE&G is involved in on-going oversight of the study, and upon its completion, SCE&G will review the results to determine the path forward.  This continues to be a focus area.

2.                                      Other Major Construction Permits

a)                                     SCDHEC Permits

i.                                          SCE&G submitted the South Carolina Department of Health and Environmental Control (SCDHEC) Phase 5 Stormwater permit application which allows clearing and grading of 16.1 acres from the 13.8 kV alternate A/C line to the Raw Water Intake Structure (RWS).

ii.                                       SCE&G submitted the Preliminary Engineering Report and National Pollutant Discharge Elimination System (NPDES) Permit application to SCDHEC for the Wastewater System to Parr Reservoir. This application is for a permit to return fully treated discharge water into the Parr Reservoir.

b)                                     401 Water Quality Certification and 404 Wetlands Permit

i.                                          A 404 Wetlands Permit is required before undertaking construction within wetlands which are subject to the jurisdiction of the Federal government.  An accompanying 401 Water Quality Certification is required to assess whether aquatic life/water quality is adversely impacted by construction activities associated with a 404 Wetlands Permit.  The 404 Wetlands Permit for the Units encompasses the Units’ cooling water intake and discharge structures, the cooling towers, and the permanent water treatment plant.   While not part of the 404 Wetlands Permit, the EIS on which the 404 is based covers the full extent of the plant, including the transmission lines.  During the fourth quarter of 2010, SCE&G revised its 404 Wetlands Permit application for the project to reflect the Company’s decision to use existing rights-of-way or to expand transmission corridors for the transmission lines to be constructed by SCE&G and Santee Cooper to serve the Units and has resubmitted that application to the Army Corps of Engineers (ACOE).  Approval of this permit is expected in 2011.  SCDHEC and the ACOE are awaiting the NRC issuance of the FEIS before putting the 401/404 certification and application for the project on public notice.  Meanwhile, pending the issuance of the 401/404 permit for the project, Westinghouse/Shaw is working around the intermittent stream bank in the Cooling Towers area.  The timely issuance of the 401Water Quality Certification and the 404 Wetlands Permit is a focus area for the project.

c)                                      Other Permits

i.                  In October 2010, SCE&G submitted to the FERC a License Amendment Application to authorize it to withdraw cooling and other water for the Units from the Monticello Reservoir and to authorize other construction activities within the project boundaries of the reservoir.  Approval for this license amendment is anticipated to be granted in June of 2011.

ii.               SCE&G submitted to Norfolk Southern and its engineering consultant AECOM a permit application to bore under the existing rail line adjacent to Parr Reservoir for Units 2 & 3 Waste Water Discharge Blow Down Line.

3.                                      BLRA Regulatory Proceedings

On August 9, 2010, the South Carolina Supreme Court issued its opinion in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010).  In the Opinion, the Court ruled that owner’s capital cost contingencies were not permitted as a part of BLRA-approved capital cost forecasts under the BLRA until costs could be identified and itemized to specific cost items.  The Supreme Court’s decision left open to SCE&G the option to petition the Commission under S.C. Code Ann. §58-33-270(E) to update the approved cash flow projections for the project.  The BLRA requires such updates to be allowed unless the changes in the cash flow projections are proven to be the result of imprudence by the utility.  On November 15, 2010, the Company filed with the Commission its Petition for Updates and Revisions to Capital Cost Schedules, Docket No. 2010-376-E.  As set forth on Exhibit 1 to the Petition, the Company has removed $438,291,000 in owner’s capital cost contingencies from its cost projections.  In addition, the Petition shows that the Company has identified and itemized approximately $174 million in costs to specific cost items in the capital cost forecast.  Furthermore, the Petition updates the cash flow projections for the project to take into account all changes in the timing of cash flow requirements resulting from such things as changes in project construction schedules and shifts in milestone dates.  Under the BLRA, the Commission will have six months to consider this request.

B.                                    Engineering Update

1.                                      Engineering Completion Status

a)                                      The Engineering Completion Status based on the completion percentage for major plant categories is as follows:

i.                                          Standard Plant Design — 91.5% complete

ii.                                       Site Specific Design — 75.3% complete

iii.                                    Total Design — 85.3% complete

2.                                      Certified For Construction

a)                                      The Engineering Completion Status as reported above reflects the work necessary to bring the design outputs to a point where they are sufficient to support procurement, and construction planning.  At a later stage in the construction process, reporting will begin for Certified for Construction (CFC) design packages that will include all information necessary for construction of specific structures, systems or components.

b)                                      Westinghouse continues tracking the design finalization schedule for major engineering categories and flagging items that are currently below Westinghouse expectations, particularly items related to the site-specific need-based schedule for CFC design packages.  To date, gaps have been identified between the construction-need date and receipt of the applicable design package.  This issue is also being closely monitored by SCE&G.  However, the Westinghouse design finalization continues to support the respective Substantial Completion dates of the Units.

3.                                      Site Specific Design Activities

Shaw Engineering continues to perform Site Specific Design work to support the permitting and for Site Specific Systems, to include the Circulating Water System, Yard Fire System, Potable Water System, Raw Water System,

Sanitary Drain System and Waste Water System, and the Switchyard.  This work is proceeding in a satisfactory manner.

4.                                      Procurement/Fabrication Update

Shaw and Westinghouse had previously identified deficiencies in the quality assurance programs at Shaw Module Solutions (SMS) and Mangiarotti involving procedures and documentation.  Manufacturing holds were placed as a result of these deficiencies, and SCE&G is closely monitoring the actions being taken to correct the issues.

a)                                      As a result of the changes to the design of the Shield Building agreed to by Westinghouse with the NRC, all structural sub-modules continue to be on technical hold because of mechanical rebar coupler design review, leak chase design change, and material change.  Further deficiencies in SMS quality control  appear to have  affected the quality of the products being manufactured.  These deficiencies have resulted in Shaw placing a hold on all SMS work associated with the Units, with the exception of inspections, while a Root Cause Investigation is conducted. SCE&G is actively involved in overseeing the response to these issues.  According to the revised module schedule, the on-hook dates of the CA20 and CA01 (i.e., the dates by which fabrication is complete and they are ready to be lifted into place) have been delayed from December 2011 until March 2012 and June 2012, respectively.  Project schedule impacts continue to be assessed and the manufacturing and delivery of sub-modules remains a focus area.

b)                                      As previously reported, indications were discovered during testing of the Reactor Coolant Pump (RCP) for the China AP1000 projects that warranted a root cause analysis by Westinghouse and its manufacturer, EMD.  A second diagnostic test of the RCP was completed in late 2010.  EMD then made improvements to the RCP in several areas. In the third diagnostic test, all parameters met expectations.  A more extensive Engineering Test of the RCP began on December 22, 2010 and was successfully completed subsequent to the reporting period.  There is no known adverse impact on the project schedule for the Units from this activity.

c)                                      Doosan continues with the fabrication of the Reactor Vessel for Unit 2.  The “Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion Unit 2” (10-3Q-3) is a BLRA milestone that was completed on December 30, 2010.  This milestone completion supports the milestone date for the receipt of the Unit 2 Reactor Vessel on site (BLRA milestone 13-2Q-6).

Doosan had previously reported that inspections had discovered a crack in the forging for the Unit 2 2B Steam Generator channel head; however, this issue was resolved in late 2010.  As a result, the next associated milestone, which is the milestone for Contractor Acceptance of the Steam Generator Equipment at the Port of Entry (BLRA milestone 13-2Q-2), currently is one month ahead of schedule.

d)                                      The Unit 2 Reactor Coolant System (RCS) Reactor Coolant Loop (RCL) Piping, hot leg manufacturing was delayed due to issues with some of the mockup pieces exceeding the maximum wall thickness.  However, bending of the Hot Leg (HL) 6 section, previously scheduled for the latter part of October, 2010, took place in December, 2010 with no issues.  Shipment of the Unit 2 RCL piping to the site (BLRA milestone 11-4Q-5) remains well ahead of schedule.

e)                                      As previously reported, Quality Assurance (QA) deficiencies were identified during a QA audit by Westinghouse of its supplier, Mangiarotti, leading to a number of temporary manufacturing holds being invoked by Westinghouse related to Mangiorotti’s sub-suppliers.  Thereafter, Westinghouse has conducted multiple observations and reviews at the various fabrication facilities.  During the fourth quarter 2010, issues related to Mangiarotti’s sub-suppliers regarding production and fabrication of AP1000 components for SCE&G were resolved.  As a result, two of the four BLRA milestones previously impacted by the hold have been completed as follows: 09-2Q-3 “Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material — Units 2 & 3,” (completed on 12/30/10); and 10-2Q-3 “Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head — Unit 2,” (completed on 12/23/10).  Two remaining BLRA milestones that previously were impacted by the hold are as follows including the anticipated completion date for each: 11-3Q-3 “Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion — Unit 2,” (target completion date of 3/31/11 with 5 month delay); and 12-1Q-2 “Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment — Unit 2,” (target completion date of 2/28/11 with 8 month delay). The projected completion dates for these milestones remain within the BLRA milestone schedule contingency. Also, the shipment of these components to the site remains on schedule. Mangiarotti has incorporated changes in its quality program to comply with industry and U.S. regulatory standards.  Continued oversight and surveillance are required to ensure implementation of the revised process developed in response to remedial and corrective actions.

f)                                        The fabrication of the remaining major plant components is generally proceeding as planned.

C.                                    Construction Update

1.                                      Switchyard work progresses, with planned completion of construction currently on schedule for May 2012; at that time, the Switchyard will be prepared for testing.

2.                                      The Unit 2 power block excavation continues on schedule with rock blasting and removal ongoing within the Nuclear Island.  Detailed geologic mapping of the Unit 2 excavation resumed in January after blasting moved out of the area.  Unit 3 excavation began in January 2011, subsequent to this reporting period.

3.                                      The Circulating Water System (CWS) pipe installation backfill for Unit 3 was completed.

4.                                      MB Kahn has completed the expansion of the Nuclear Learning Center that will house the AP1000 reactor operator training simulators.

5.                                      The Module Assembly Building (MAB) structural work is substantially complete.  Steel stands (“platens”), utilized in the construction of Module CA20 are being installed.   The MAB currently is operating on temporary power, and installation of permanent electrical power for the inside of the building is scheduled for completion in February 2011.

6.                                      Foundation work and preparation for the Heavy Lift Derrick (HLD) continues on schedule, with rails to support the HLD and crane parts arriving on site.

7.                                      The first onsite batch plant continues to produce concrete for building pads, the HLD foundation, switchyard caissons, and electrical duct banks.   In late December 2010, the second batch plant arrived on-site, with assembly scheduled for the first quarter of 2011.

8.                                      Preparation for Chicago Bridge & Iron (CB&I) mobilization continues, including installation of utilities that will support the work area and personnel trailers.  The three concrete pads on which the Containment Vessels will be constructed were completed.  Two cranes were assembled at the CB&I fabrication pad area to support receipt of Containment Vessel Bottom Head (CVBH) material.  In early December 2010, CB&I received and stored all of the CVBH material on site.  Previous QA issues with CB&I regarding the storage of materials at the Vogtle plant have resulted in lessons-learned being incorporated into processes for this project to avoid similar issues.  Controls have been put in place, and all open issues with CB&I are being resolved and reviewed through the corrective action program.

D.                                    Training Update

1.                                      Two groups of Reactor Operator Training Instructors completed the reactor operations system training at the Westinghouse Corporate office.  All twenty-four (24) instructors successfully completed a final comprehensive examination and were issued certificates.  The Reactor Operator Training Instructors will receive their reactor operations simulator training in 2011 and 2012.

2.                                      The renovation of the VCS Unit 1 Nuclear Learning Center (NLC) in order to house the AP1000 reactor operator training simulators is complete. The NLC will house the two limited scope simulators for Units 2 and 3 that will arrive onsite in 2012.

E.                                      Change Control/Owners Cost Forecast Update

1.                                      SCE&G has provided updated Owners Cost projections to the Commission in the Petition and those changes are explained in detail in the Company’s direct pre-filed testimony in Docket No. 2010-376-E.  SCE&G will continue to review and update cost projections as planning for the project proceeds.

2.                                      The project capital cost forecasts attached to this report contain the following updates from those discussed in the Direct Pre-Filed Testimony of Carlette Walker in Docket No. 2010-376-E, dated January 26, 2011:

a)                                      Westinghouse/Shaw has reassigned a total of approximately $13 million in costs from the Non-Labor Costs Category to the Actual Craft Wages Cost Category.  This reassignment results in no change in the net cost of the project.

b)                                      As part of its on-going updating of the construction plan, Westinghouse/Shaw has made various timing changes in its cash flow schedules.  The timing changes are mutually off-setting and result in no change in the net cost of the project.

c)                                      SCE&G has moved unexpended amounts for Owners Costs and Transmission costs from 2010 to 2011.  This carry-forward of costs results in no change in the net cost of the project.

3.                                      EPC Contract Amendment No. 2 is scheduled to be issued to SCE&G for review, pending finalization of Change Order Numbers 8 and 11.  Change Order 8 is inclusive of EPC Contract components referenced in the Agreement signed by both Parties in August 2010 for the transfer of Target dollars to Fixed/Firm dollars, and is close to finalization.  Change Order 11 references the COL delay study, as outlined below.

4.                                      On December 13, 2010, SCE&G requested Change Order 11 to initiate a study that will analyze potential impacts to the construction schedule resulting from the probable delay in receiving the COL. Compiling the study will involve the preparation of alternative construction schedules and budgets for manpower and associated costs to accompany them.  The cost of this study will be shared 50/50 between Westinghouse/Shaw and SCE&G and Santee Cooper as joint owners of the project.  The parties have agreed to defer the discussion of payment responsibilities for any costs associated with the delay in issuing the COL until after the analysis initiated by Change Order 11 is completed and a path forward is chosen.  There is no increase in EPC Contract cost associated with this change order.

5.                                      Change Order 9 for the reconfiguration of five outgoing transmission lines from the Switchyard was approved in November 2010.  The scope of work necessary to facilitate this reconfiguration resulted in increased costs to SCE&G in the established Target Price and in the Firm Price components of the EPC Contract price.

6.                                      Change Order 10 was approved in December 2010. It provides for SCE&G to obtain real-time access to Westinghouse’s Primavera Architecture (“P3®”) software to support SCE&G’s direct access to the integrated project schedule (IPS) through Westinghouse’s server.  This access will allow real time collaboration and interface between SCE&G and Westinghouse.  The associated installation, license, and maintenance fees that are required to facilitate this process are being added to the EPC Contract price under the Fixed Price cost element.

7.                                      The change in cash flow forecast related to all change orders to date and changes in Owner’s Costs including Transmission is projected to be $174 million in 2007 dollars, the largest component of which is the change in Owner’s Cost.  The $174 million cost change is reflected in the cash flow projections contained in the exhibits to this Quarterly Report.

F.                                      Transmission Update

1.                                      SCE&G’s Power Delivery group has resolved the routes for the four 230kV transmission lines associated with the Units, i.e., theVCS1 — Killian Line (Unit 2), the VCS2 — Lake Murray Line (Unit 2), and the VCS2 — St. George  #1 and #2 Lines (Unit 3).  These new lines will now occupy existing transmission right of way (ROW) corridors except for a segment of approximately 6 miles of the VCS1-Killian Line that will be built on a new ROW.

2.                                      The VCS-Winnsboro segment and the Winnsboro-Blythewood segment of the VCS1- Killian Line will be constructed on existing ROW.

3.                                      The Blythewood-Killian segment of the VCS1- Killian Line will be constructed on new ROW.  The siting of the Blythewood-Killian segment was determined by a siting process that included public workshops.  Public workshops were held on October 29, 2009 and March 16, 2010 to receive public comments on proposed siting and alternate routes for this line.  A final route was identified and route notification letters have been mailed to all property owners in the study area with survey notifications included for property owners adjacent to the selected route.  The transmission line centerline has been surveyed and ROW easement drawings have been prepared.  SCE&G currently plans to make first contact with property owners to obtain easements for the new ROW segment in early 2011.

4.                                      A final letter was mailed the first week in January 2011 to all property owners within the study area of the Winnsboro-Blythewood section of the VCS1- Killian Line announcing the close out of the siting study based upon the decision to use the existing ROW corridor.  The property owners were informed that no further public workshops are planned as a result of our decision.  The remaining section (VCS-Winnsboro) as noted above will also occupy existing ROW, and no formal workshops are planned.

5.                                      SCE&G has completed initial inventory surveys of its existing ROW corridors for the VCS2 — Lake Murray Line and has conducted title searches of the existing properties.  Any question related to the scope or suitability of the existing easements and encroachments are being identified and assessed with resolution expected in the coming months.

6.                                      SCE&G has completed acquisition of additional land in St. George, South Carolina that will allow for installation of the breaker-and-a-half switchyard configuration needed to connect Unit 3 via two new VCS2 — St. George Lines.  The decision to utilize existing corridors to the fullest extent possible to construct the VC Summer-St. George Lines is expected to eliminate or minimize the need to acquire new or expanded right-of-way for this line.

7.                                      SCE&G is negotiating an engineering, procurement and construction contract with Pike Electric Company, located in Mt Airy, NC to provide for the permitting, engineering and design, procurement of material, and the construction of the four lines needed to serve the Units.  SCE&G plans to execute this contract in early 2011.

III.                                 Anticipated Construction Schedules

As of the end of 2010, the Company and its contractors remain on schedule to complete all required milestones as adjusted pursuant to the milestone schedule contingencies approved by the Commission in Order No. 2009-104(A).  Each of those adjustments is itemized in the Milestone Update section that follows.  Accordingly, the project is in compliance with the construction schedules approved by the Commission in Order No. 2010-12 and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).

A.                                    Construction Schedule Update

The Project Licensing and Permitting, Engineering, Procurement and Construction work remains on schedule to meet the Units 2 & 3 Substantial Completion dates. Rescheduling of the milestones is addressed in Section III.B herein.  The rescheduling of these milestones is within the approved schedule contingencies and has no adverse impact on the Units’ Substantial Completion dates.

B.                                    Milestone Update

Attached as Appendix 1 to this quarterly report is a spreadsheet that lists and updates each of the specific milestones constituting the anticipated construction schedule for the Units pursuant to S.C. Code Ann. § 58-33-270(B)(1) and Order No. 2010-12. Comparing the milestone dates in this quarter to the reset milestone dates in Order No. 2010-12, 30 milestones have been advanced and 42 have been delayed.  All milestone adjustments are within the scope of the milestone schedule contingencies authorized by the Commission in Order No. 2009-104(A).  The milestone adjustments do not adversely affect the Substantial Completion dates for the Units.

IV.                                Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the Inflation Indices)

The Capital Cost Update section of this report provides an update of the cumulative capital costs incurred and forecasted to be incurred in completing the project.  These costs are compared to the cumulative capital cost targets approved by the Commission in Order No. 2010-12.  The approved capital cost targets have been adjusted to remove the $438 million in contingency originally approved by the Commission, and to reflect the currently reported historical escalation rates.  There has not been any use by the Company of the capital cost timing contingencies that were approved by the Commission in Order No. 2009-104(A).  The Inflation Adjustments and Indices section of this report provides updated information on inflation indices and the changes in them.

A.                                    Capital Costs Update

Chart A of Appendix 2 shows the Cumulative Project Cash Flow target as approved in Order No. 2010-12 and as updated for escalation and other Commission approved adjustments under the heading “Per Order 2010-12 Adjusted.”

Chart A of Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the Company’s current forecast of cost and construction schedule under the heading “Actual Through December 2010, plus Projected.”

As shown on Appendix 2, Chart A, the actual expenditure for the project during the 12 months ended 2010 is $399 million.  As shown on Appendix 2, Chart B, line 26, the cumulative amount spent on the project as of December 31, 2010 is $861 million.  The Cumulative Project Cash Flow target approved by the Commission for year-end 2010 adjusted for current escalation and excluding contingency and Westinghouse/Shaw billing differences is $890 million.  As a result, the cumulative cash flow at year-end 2010 is forecasted to be approximately $29 million less than the target.

For comparison purposes, Appendix 3 sets out the cash flow schedule for the project as it was approved in Order No. 2010-12 updated to remove contingencies and associated escalation and AFUDC.  Appendix 3 does not include any adjustments to the cash flow schedule for changes in inflation indices or adjustments in capital cost schedules made by the Company.  The AFUDC forecast presented on Appendix 3 is the AFUDC forecast that was current at the time of Order No. 2010-12 adjusted to remove contingency funds.

B.                                    Inflation Indices Update

Appendix 4 shows the updated inflation indices approved in Order No. 2009-104A.  Included is a history of the annual Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index for the past 10 years.  The changes in these indices and the escalation-related effects of cost rescheduling along with the exclusion of contingency and other changes resulted in a decrease in the projected cost of the Units in future dollars from $6.9 billion as forecast in Order No. 2010-12 to a forecast of $5.8 billion using current inflation data and the current AFUDC rate.

V.                                    Updated Schedule of Anticipated Capital Costs

The updated schedule of anticipated capital costs for Units 2 & 3 is reflected in Appendix 2, Chart A.

VI.                                Conclusion

As indicated above, the scheduled completion dates for Units 2 & 3 remain April 1, 2016 and January 1, 2019, respectively.  The Units are on track to be completed within the originally projected cost of $4.5 billion in 2007 dollars which included contingency funds.  The BLRA approved capital cost forecast, without contingencies, is $4.1 billion.  Present capital cost projections show that the Company will need to obtain Commission approval for additional expenditures above the $4.1 billion amount net of contingencies.  The Company maintains an extensive staff of experts that monitors and oversees the work of its contractors and has identified and continues to monitor closely all areas of concerns related to either cost or schedule for the project.  The Company will continue to update the Commission and ORS of progress and concerns as the project proceeds.

ATTACHMENT 1

GLOSSARY OF ACRONYMS OR DEFINED TERMS

Acronym or Defined Term	Reference
ACOE	The United States Army Corps of Engineers.
ACRS	Advisory Committee on Reactor Safeguards - a committee organized to independently review license applications and advise the NRC.
AECOM	A private engineering firm that works for Norfolk Southern railroad.
AFUDC	Allowance for Funds Used During Construction.
AP1000	The Westinghouse designed Advanced Pressurized water nuclear reactor of approximately 1000 megawatts generating capacity.
AFSER	An Advanced Final Safety Evaluation Report—a report by the NRC Staff concerning its evaluation of the safety aspects of a nuclear license application.
ASER	An Advanced Safety Evaluation Report—a report by the NRC Staff concerning its evaluation of the safety aspects of a nuclear license application.
ASLB	The Atomic Safety Licensing Board of the Nuclear Regulatory Commission.
BLRA	The Base Load Review Act, S.C. Code Ann. § 58-33-210 et seq. (Supp. 2009).
CA	The designation for a specific pre-fabricated construction module, such as Module CA20.
CB&I	Chicago Bridge & Iron, a sub-contractor on the project.
CFC	Certified For Construction—engineering and design drawings that are ready for construction to begin.
COL	A Combined Operating License for construction and operation of a nuclear unit issued by the NRC.
COLA	A Combined Operating License Application.
Commission	The Public Service Commission of South Carolina.
CVBH	The Containment Vessel Bottom Head that forms the bottom of the Containment Vessel.
CWIP	Construction Work in Progress.
CWS	The Circulating Water System —the system that will transport waste heat from the turbines to the cooling towers.
DCD	Design Control Document (a Nuclear Regulatory Commission document).
DSM	Demand Side Management-programs to reduce the demand for electrical capacity and energy.
EIS	An Environmental Impact Statement as required by the National Environmental Policy Act of 1969.
EMD	The sub-contractor for the Reactor Cooling Pump.
EPC Contract	The Engineering, Procurement and Construction Agreement for construction of the Units entered into by SCE&G and Westinghouse/Shaw.
FEIS	A Final Environmental Impact Statement as required by the National Environmental Policy Act of 1969.

Acronym or Defined Term	Reference
FERC	The Federal Energy Regulatory Commission.
Fixed/Firm	Prices under the EPC Contract which are either fixed or are firm but subject to defined escalation rates.
FOE	Friends of the Earth.
FSER	A Final Safety Evaluation Report—a report by the NRC Staff concerning its evaluation of the safety aspects of a nuclear license application.
GDP	Gross Domestic Product.
HL or Hot Leg	That part of the Reactor Cooling Loop that transports steam to the steam generators.
HLD	Heavy Lift Derrick - the derrick that will be erected on site to move large modules and equipment.
IPS	Integrated Project Schedule for licensing and construction of the Units.
MAB	Module Assembly Building -a building on site where large modules will be constructed and equipment will be prepared for installation in a space that is protected from the elements.
NLC	Nuclear Learning Center - a training facility operated by SCE&G at the Jenkinsville site.
NPDES

National Pollutant Discharge Elimination System — permit program administered by SCDHEC pursuant to the Clean Water Act (CWA), as amended (33 U.S.C. 1251 et seq.) and the South Carolina Pollution Control Act, (S.C. Code 48-1-10, et seq.).

NRC	The United States Nuclear Regulatory Commission.
Opinion	The opinion in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010).
ORS	South Carolina Office of Regulatory Staff.
Petition	The Petition for Updates and Revisions to Capital Cost Schedules, filed by the Company with the Public Service Commission of South Carolina in Docket No. 210-276-E.
QA	Quality Assurance.
RAI	Requests for Additional Information issued by the NRC Staff to license applicants.
RCL	The Reactor Coolant Loop —the piping and related equipment that transports heat from the reactor to the steam generator.
RCP	The Reactor Cooling Pump which forms part of the Reactor Coolant System.
RCS	The Reactor Coolant System -the complete system for transferring and transporting heat from the reactor to the steam generator.
ROW	Right of way.
SCDHEC	The South Carolina Department of Health and Environmental Control.
SCE&G	South Carolina Electric & Gas Company.
SCEUC	The South Carolina Energy Users Committee.
SER	Safety Evaluation Report—a report by the NRC Staff concerning its evaluation of the safety aspects of a nuclear license application.
Shaw	The Shaw Group.

Acronym or Defined Term	Reference
SMS	Shaw Module Solutions, LLC.
Target	Costs under the EPC Contract where targets have been established but where SCE&G pays actual costs as incurred.
Units	V. C. Summer Nuclear Station Units 2 & 3.
VCSNS	V. C. Summer Nuclear Station.
WEC	Westinghouse Electric Company, LLC.
WEC/Shaw or Westinghouse/Shaw	The consortium formed by Westinghouse Electric Company, LLC and the Shaw Group.

APPENDIX 1

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending December 31, 2010

Appendix 1 lists and updates each of the milestones which the Commission adopted as the Approved Construction Schedule for the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(1) in Order No. 2010-12.  Appendix 1 provides columns with the following information:

1.                                       Milestone tracking ID number.

2.                                       The description of the milestone as updated in Order No. 2010-12.

3.                                       The BLRA milestone date, both by year and quarter and the specific calendar date for the milestone, as approved by the Commission in Order No. 2010-12.

4.                                      The current milestone date, both by year and quarter and the specific calendar date for the milestone.

5.                                       For each actual completed milestone, the date by which it was completed.  For completed milestones, the milestone entry is shaded in gray.

6.                                       Information showing the number of months, if any, by which a milestone has been shifted.

7.                                       Information as to whether any milestone has been shifted outside of the 18/24 Month Contingency approved by the Commission.

8.                                       Information as to whether any current change in this milestone is anticipated to impact the substantial completion date.

9.                                       Notes.

10.                                 On the final page of the document, there is a chart summarizing milestone completion and movement comparing the current or actual milestone date to the milestone date approved in Order No. 2010-12.  This movement is shown for only the milestones that have not been completed.

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
1	08-2Q-1: Approve Engineering Procurement and Construction Agreement	5/23/2008		5/23/2008		No	No	
2	08-2Q-2: Issue P.O.'s to nuclear component fabricators for Units 2 and 3 Containment Vessels	12/3/2008		12/3/2008		No	No	
3	08-2Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - First Payment - Unit 2	8/31/2008		8/18/2008		No	No	
4	08-2Q-2: Contractor Issue PO to Accumulator Tank Fabricator - Unit 2	7/31/2008		7/31/2008		No	No	
5	08-2Q-2: Contractor Issue PO to Core Makeup Tank Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No	
6	08-2Q-2: Contractor Issue PO to Squib Valve Fabricator - Units 2 & 3	3/31/2009		3/31/2009		No	No	
7	08-2Q-2: Contractor Issue PO to Steam Generator Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No	
8	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Coolant Pump Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No	
9	08-2Q-2: Contractor Issue PO to Pressurizer Fabricator - Units 2 & 3	8/31/2008		8/18/2008		No	No	
10	08-2Q-2: Contractor Issue PO to Reactor Coolant Loop Pipe Fabricator - First Payment - Units 2 & 3	6/30/2008		6/20/2008		No	No	

Color Legend = Completed = Completed this Quarter =Movement in Days Only

South Carolina Electric & Gas Company
1 of 16
Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
11	08-2Q-2: Reactor Vessel Internals - Issue Long Lead Material PO to Fabricator - Units 2 and 3	11/21/2008		11/21/2008		No	No	
12	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Vessel Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No	
13	08-2Q-2: Contractor Issue PO to Integrated Head Package Fabricator - Units 2 & 3	7/31/2009		7/31/2009		No	No	
14	08-2Q-2: Control Rod Drive Mechanism Issue PO for Long Lead Material to Fabricator - Units 2 and 3 - first payment	6/21/2008		6/21/2008		No	No	
15	08-2Q-2: Issue P.O.'s to nuclear component fabricators for Nuclear Island structural CA20 Modules	7/31/2009		8/28/2009		No	No	
16	08-3Q-1: Start Site Specific and balance of plant detailed design	9/11/2007		9/11/2007		No	No	
17	08-3Q-2: Instrumentation & Control Simulator - Contractor Place Notice to Proceed - Units 2 & 3	10/31/2008		10/31/2008		No	No	
18	08-3Q-3: Steam Generator - Issue Final PO to Fabricator for Units 2 and 3	6/30/2008		6/30/2008		No	No	
19	08-3Q-3: Reactor Vessel Internals - Contractor Issue PO for Long Lead Material (Heavy Plate and Heavy Forgings) to Fabricator - Units 2 & 3	1/31/2010		1/29/2010		No	No	
20	08-3Q-3: Contractor Issue Final PO to Reactor Vessel Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

2 of 16

Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
21	08-3Q-4: Variable Frequency Drive Fabricator Issue Transformer PO - Units 2 & 3	4/30/2009		4/30/2009		No	No	
22	08-4Q-1: Start clearing, grubbing and grading	1/26/2009		1/26/2009		No	No	
23	08-4Q-2: Core Makeup Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
24	08-4Q-2: Acumulator Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
25	08-4Q-2: Pressurizer Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
26	08-4Q-2: Reactor Coolant Loop Pipe - Contractor Issue PO to Fabricator - Second Payment - Units 2 & 3	4/30/2009		4/30/2009		No	No	
27	08-4Q-2: Integrated Head Package - Issue PO to Fabricator - Units 2 and 3 - second payment	7/31/2009		7/31/2009		No	No	
28	08-4Q-2: Control Rod Drive Mechanisms - Contractor Issue PO for Long Lead Material to Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No	
29	08-4Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - Second Payment - Units 2 & 3	10/31/2008		10/31/2008		No	No	
30	9-1Q-1: Start Parr Road intersection work.	2/13/2009		2/13/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

3 of 16

Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
31	09-1Q-2: Reactor Coolant Pump - Issue Final PO to Fabricator - Units 2 and 3	6/30/2008		6/30/2008		No	No	
32	09-1Q-3: Integrated Heat Packages Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2009		10/1/2009		No	No	
33	09-1Q-4: Design Finalization Payment 3	1/31/2009		1/30/2009		No	No	
34	09-2Q-1: Start site development	6/23/2008		6/23/2008		No	No	
35	09-2Q-2: Contractor Issue PO to Turbine Generator Fabricator - Units 2 & 3	2/28/2009		2/19/2009		No	No	
36	09-2Q-2: Contractor Issue PO to Main Transformers Fabricator - Units 2 & 3	9/30/2009		9/25/2009		No	No	
37	09-2Q-3: Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material - Units 2 & 3	11/30/2010		12/30/2010		No	No	Milestone completed with delay at supplier.
38	09-2Q-4: Design Finalization Payment 4	4/30/2009		4/30/2009		No	No	
39	09-3Q-1: Turbine Generator Fabricator Issue PO for Condenser Material - Unit 2	8/31/2009		8/28/2009		No	No	
40	09-3Q-2: Reactor Coolant Pump Fabricator Issue Long Lead Material Lot 2 - Units 2 & 3	4/30/2009		4/30/2009		No	No	
41	09-3Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Receipt of Long Lead Material - Units 2 & 3	5/31/2010		5/27/2010		No	No	
42	09-3Q-3: Design Finalization Payment 5	7/31/2009		7/31/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company
4 of 16
Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
43	09-4Q-1: Start erection of construction buildings, to include craft facilities for personnel, tools, equipment; first aid facilities; field offices for site management and support personnel; temporary warehouses; and construction hiring office.	10/9/2009		12/18/2009		No	No	
44	09-4Q-2: Reactor Vessel Fabricator Notice to Contractor of Receipt of Flange Nozzle Shell Forging - Unit 2	7/31/2009		8/28/2009		No	No	
45	09-4Q-3: Design Finalization Payment 6	10/31/2009		10/7/2009		No	No	
46	09-4Q-4: Instrumentation and Control Simulator - Contractor Issue PO to Subcontractor for Radiation Monitor System - Units 2 & 3	12/31/2009		12/17/2009		No	No	
47	10-1Q-1: Reactor Vessel Internals - Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-1Q 3/31/2011		-3 Month(s)	No	No	Schedule ahead of plan.
48	10-1Q-2: Turbine Generator Fabricator Issue PO for Moisture Separator Reheater/Feedwater Heater Material - Unit 2	4/30/2010		4/30/2010		No	No	
49	10-1Q-3: Reactor Coolant Loop Pipe Fabricator Acceptance of Raw Material - Unit 2	4/30/2010		2/18/2010		No	No	
50	10-2Q-1: Reactor Vessel Internals - Fabricator Start Weld Neutron Shield Spacer Pads to Assembly - Unit 2	11-4Q 10/31/2011	11-4Q 11/30/2011		+1 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; = Movement in Days Only

South Carolina Electric & Gas Company
5 of 16
Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
51	10-2Q-2: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 2	6/30/2009		6/30/2009		No	No	
52	10-2Q-3: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 2	11/30/2010		12/23/2010		No	No	Milestone completed with delay at supplier.
53	10-3Q-1: Start excavation and foundation work for the standard plant for Unit 2	3/15/2010		3/15/2010		No	No	
54	10-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 2nd Steam Generator Tubesheet Forging - Unit 2	2/28/2010		4/30/2010		No	No	
55	10-3Q-3: Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion - Unit 2	2/28/2010		12/30/2010		No	No	Milestone completed with delay at supplier.
56	10-3Q-4: Turbine Generator Fabricator Notice to Contractor Condenser Fabrication Started - Unit 2	5/31/2010		5/17/2010		No	No	
57	10-4Q-1: Complete preparations for receiving the first module on site for Unit 2.	8/18/2010		1/22/2010		No	No	
58	10-4Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Transition Cone Forging - Unit 2	4/30/2010		4/21/2010		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company
6 of 16
Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
59	10-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Manufacturing of Casing Completion - Unit 2	11/30/2010		11/16/2010		No	No	Milestone completed on schedule.
60	10-4Q-4: Reactor Coolant Loop Pipe Fabricator Notice to Contractor of Machining, Heat Treating & Non-Destructive Testing Completion - Unit 2	10-4Q 12/31/2010	11-1Q 3/31/2011		+3 Month(s)	No	No	Due to schedule refinement and review.
61	11-1Q-1: Core Makeup Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 2	11-2Q 5/31/2011	11-4Q 11/30/2011		+6 Month(s)	No	No	Due to schedule refinement and review.
62	11-1Q-2: Polar Crane Fabricator Issue PO for Main Hoist Drum and Wire Rope - Units 2 & 3	11-1Q 2/28/2011	11-1Q 2/28/2011			No	No	
63	11-2Q-1: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 3	11-2Q 6/30/2011	11-2Q 6/30/2011			No	No	
64	11-2Q-2: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 2	11-4Q 10/31/2011	12-1Q 1/31/2012		+3 Month(s)	No	No	Due to schedule refinement and review.
65	11-3Q-1: Start placement of mud mat for Unit 2	11-3Q 7/14/2011	11-4Q 10/11/2011		+3 Month(s)	No	No	Due to schedule refinement and review.
66	11-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Tubing - Unit 2	1/31/2011		9/28/2010		No	No	

Color Legend: = Completed; = Completed this Quarter; = Movement in Days Only

South Carolina Electric & Gas Company
7 of 16
Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
67	11-3Q-3: Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	10-4Q 10/31/2010	11-1Q 3/31/2011		+5 Month(s)	No	No	Due to schedule refinement and review.
68	11-3Q-4: Reactor Vessel Fabricator Notice to Contractor of Closure Head Cladding Completion - Unit 3	12-1Q 2/28/2012	12-1Q 2/28/2012			No	No	
69	11-4Q-1: Begin Unit 2 first nuclear concrete placement	11-4Q 10/3/2011	11-4Q 12/28/2011		+2 Month(s)	No	No	Due to schedule refinement and review.
70	11-4Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 2	11-3Q 9/30/2011	11-3Q 9/30/2011			No	No	
71	11-4Q-3: Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-1Q 3/31/2011		-3 Month(s)	No	No	Schedule ahead of plan.
72	11-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 1st Steam Generator Tubing Installation - Unit 2	11-2Q 5/31/2011	11-3Q 9/30/2011		+4 Month(s)	No	No	Due to schedule refinement and review.
73	11-4Q-5: Reactor Coolant Loop Pipe - Shipment of Equipment to Site - Unit 2	12-4Q 12/31/2012	11-3Q 7/31/2011		-17 Month(s)	No	No	Schedule ahead of plan.
74	11-4Q-6: Control Rod Drive Mechanism - Ship Remainder of Equipment (Latch Assembly & Rod Travel Housing) to Head Supplier - Unit 2	11-4Q 12/31/2011	12-1Q 1/31/2012		+1 Month(s)	No	No	Due to schedule refinement and review.
75	11-4Q-7: Pressurizer Fabricator Notice to Contractor of Welding of Lower Shell to Bottom Head Completion - Unit 2	10-4Q 10/31/2010	11-2Q 5/31/2011		+7 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; = Movement in Days Only

South Carolina Electric & Gas Company

8 of 16

Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
76	11-4Q-8: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 2	11-2Q 6/30/2011	11-4Q 10/31/2011		+4 Month(s)	No	No	Due to schedule refinement and review.
77	11-4Q-9: Design Finalization Payment 14	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No	
78	12-1Q-1: Set module CA04 for Unit 2	12-1Q 1/27/2012	12-2Q 4/12/2012		+3 Month(s)	No	No	Due to schedule refinement and review.
79	12-1Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment - Unit 2	10-2Q 6/30/2010	11-1Q 2/28/2011		+8 Month(s)	No	No	Due to schedule refinement and review.
80	12-1Q-3: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Completion of Tubing - Unit 2	11-1Q 1/31/2011	11-4Q 10/31/2011		+9 Month(s)	No	No	Due to schedule refinement and review.
81	12-1Q-4: Polar Crane Fabricator Notice to Contractor of Girder Fabrication Completion - Unit 2	12-1Q 2/28/2012	12-4Q 10/31/2012		+8 Month(s)	No	No	Due to schedule refinement and review.
82	12-1Q-5: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 3	13-3Q 8/31/2013	13-3Q 7/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.
83	12-2Q-1: Set Containment Vessel ring #1 for Unit 2	12-2Q 4/3/2012	12-3Q 7/26/2012		+3 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company
9 of 16
Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
84	12-2Q-2: Reactor Coolant Pump Fabricator Delivery of Casings to Port of Export - Unit 2	12-1Q 3/31/2012	11-4Q 12/31/2011		-3 Month(s)	No	No	Schedule ahead of plan.
85	12-2Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 3	13-3Q 8/31/2013	13-1Q 1/31/2013		-7 Month(s)	No	No	Schedule ahead of plan.
86	12-2Q-4: Reactor Vessel Fabricator Notice to Contractor of Receipt of Core Shell Forging - Unit 3	12-3Q 9/30/2012	12-3Q 9/30/2012			No	No	
87	12-2Q-5: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 3	13-1Q 1/31/2013	11-4Q 10/31/2011		-15 Month(s)	No	No	Schedule ahead of plan.
88	12-3Q-1: Set Nuclear Island structural module CA03 for Unit 2	12-3Q 8/30/2012	12-4Q 12/10/2012		+4 Month(s)	No	No	Due to schedule refinement and review.
89	12-3Q-2: Squib Valve Fabricator Notice to Contractor of Completion of Assembly and Test for Squib Valve Hardware - Unit 2	12-2Q 5/31/2012	12-2Q 6/30/2012		+1 Month(s)	No	No	Due to schedule refinement and review.
90	12-3Q-3: Accumulator Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	12-4Q 12/31/2012	12-4Q 12/31/2012			No	No	
91	12-3Q-4: Polar Crane Fabricator Notice to Contractor of Electric Panel Assembly Completion - Unit 2	12-3Q 7/31/2012	13-1Q 3/31/2013		+8 Month(s)	No	No	Due to schedule refinement and review.
92	12-4Q-1: Start containment large bore pipe supports for Unit 2	12-2Q 4/9/2012	12-3Q 7/10/2012		+3 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; = Movement in Days Only

South Carolina Electric & Gas Company
10 of 16
Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
93	12-4Q-2: Integrated Head Package - Shipment of Equipment to Site - Unit 2	12-4Q 10/31/2012	13-1Q 2/28/2013		+4 Month(s)	No	No	Due to schedule refinement and review.
94	12-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 2	12-4Q 11/30/2012	12-4Q 10/31/2012		-1 Month(s)	No	No	Schedule ahead of plan.
95	12-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 3	13-2Q 5/31/2013	13-2Q 4/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.
96	12-4Q-5: Steam Generator Fabricator Notice to Contractor of Satisfactory Completion of 1st Steam Generator Hydrotest - Unit 2	12-2Q 5/31/2012	12-3Q 7/31/2012		+2 Month(s)	No	No	Due to schedule refinement and review.
97	13-1Q-1: Start concrete fill of Nuclear Island structural modules CA01 and CA02 for Unit 2	13-1Q 2/26/2013	13-2Q 6/13/2013		+4 Month(s)	No	No	Due to schedule refinement and review.
98	13-1Q-2: Passive Residual Heat Removal Heat Exchanger - Delivery of Equipment to Port of Entry - Unit 2	12-2Q 4/30/2012	12-1Q 3/31/2012		-1 Month(s)	No	No	Schedule ahead of plan.
99	13-1Q-3: Refueling Machine Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 2	13-1Q 2/28/2013	13-1Q 2/28/2013			No	No	
100	13-1Q-4: Deliver Reactor Vessel Internals to Port of Export - Unit 2	13-3Q 7/31/2013	13-3Q 8/31/2013		+1 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; = Movement in Days Only

South Carolina Electric & Gas Company

11 of 16

Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
101	13-2Q-1: Set Unit 2 Containment Vessel #3	13-2Q 4/17/2013	13-3Q 7/31/2013		+3 Month(s)	No	No	Due to schedule refinement and review.
102	13-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 2	13-1Q 3/31/2013	13-1Q 2/28/2013		-1 Month(s)	No	No	Schedule ahead of plan.
103	13-2Q-3: Turbine Generator Fabricator Notice to Contractor Turbine Generator Ready to Ship - Unit 2	13-2Q 4/30/2013	13-1Q 3/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.
104	13-2Q-4: Pressurizer Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	14-1Q 2/28/2014	13-3Q 9/30/2013		-5 Month(s)	No	No	Schedule ahead of plan.
105	13-2Q-5: Polar Crane - Shipment of Equipment to Site - Unit 2	13-2Q 5/31/2013	13-4Q 11/30/2013		+6 Month(s)	No	No	Due to schedule refinement and review.
106	13-2Q-6: Receive Unit 2 Reactor Vessel on site from fabricator	13-2Q 5/20/2013	13-3Q 9/5/2013		+4 Month(s)	No	No	Due to schedule refinement and review.
107	13-3Q-1: Set Unit 2 Reactor Vessel	13-2Q 6/18/2013	13-4Q 10/2/2013		+4 Month(s)	No	No	Due to schedule refinement and review.
108	13-3Q-2: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Channel Head to Tubesheet Assembly Welding - Unit 3	13-4Q 12/31/2013	13-4Q 11/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.
109	13-3Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 3	14-3Q 8/31/2014	14-1Q 2/28/2014		-6 Month(s)	No	No	Schedule ahead of plan.

Color Legend = Completed = Completed this Quarter = Movement in Days Only

South Carolina Electric & Gas Company

12 of 16

Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
110	13-3Q-4: Reactor Coolant Pump - Shipment of Equipment to Site (2 Reactor Coolant Pumps) - Unit 2	13-3Q 9/30/2013	13-3Q 8/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.
111	13-3Q-5: Place first nuclear concrete for Unit 3	13-3Q 8/1/2013	13-3Q 8/1/2013			No	No	
112	13-4Q-1: Set Unit 2 Steam Generator	13-3Q 9/9/2013	14-1Q 1/6/2014		+4 Month(s)	No	No	Due to schedule refinement and review.
113	13-4Q-2: Main Transformers Ready to Ship - Unit 2	13-3Q 9/30/2013	13-2Q 6/30/2013		-3 Month(s)	No	No	Schedule ahead of plan.
114	13-4Q-3: Complete Unit 3 Steam Generator Hydrotest at fabricator	14-1Q 2/28/2014	14-1Q 3/31/2014		+1 Month(s)	No	No	Due to schedule refinement and review.
115	13-4Q-4: Set Unit 2 Containment Vessel Bottom Head on basemat legs	11-4Q 11/21/2011	12-1Q 3/2/2012		+4 Month(s)	No	No	Due to schedule refinement and review.
116	14-1Q-1: Set Unit 2 Pressurizer Vessel	14-1Q 1/24/2014	14-2Q 5/19/2014		+4 Month(s)	No	No	Due to schedule refinement and review.
117	14-1Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 3	15-1Q 2/28/2015	15-1Q 3/31/2015		+1 Month(s)	No	No	Due to schedule refinement and review.
118	14-1Q-3: Deliver Reactor Vessel Internals to Port of Export - Unit 3	15-2Q 6/30/2015	15-2Q 6/30/2015			No	No	
119	14-1Q-4: Main Transformers Fabricator Issue PO for Material - Unit 3	14-2Q 4/30/2014	14-2Q 4/30/2014			No	No	
120	14-2Q-1: Complete welding of Unit 2 Passive Residual Heat Removal System piping	14-1Q 3/19/2014	14-3Q 7/14/2014		+4 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

13 of 16

Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
121	14-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 3	15-2Q 4/30/2015	15-1Q 1/31/2015		-3 Month(s)	No	No	Schedule ahead of plan.
122	14-2Q-3: Refueling Machine - Shipment of Equipment to Site - Unit 3	14-2Q 5/31/2014	14-2Q 5/31/2014			No	No	
123	14-3Q-1: Set Unit 2 Polar Crane	14-2Q 4/3/2014	14-3Q 7/18/2014		+3 Month(s)	No	No	Due to schedule refinement and review.
124	14-3Q-2: Reactor Coolant Pumps - Shipment of Equipment to Site - Unit 3	15-2Q 6/30/2015	15-3Q 8/31/2015		+2 Month(s)	No	No	Due to schedule refinement and review.
125	14-3Q-3: Main Transformers Ready to Ship - Unit 3	14-3Q 9/30/2014	15-2Q 6/30/2015		+9 Month(s)	No	No	Due to schedule refinement and review.
126	14-4Q-1: Spent Fuel Storage Rack - Shipment of Last Rack Module - Unit 3	14-4Q 12/31/2014	14-2Q 6/30/2014		-6 Month(s)	No	No	Schedule ahead of plan.
127	15-1Q-1: Start electrical cable pulling in Unit 2 Auxillary Building	14-4Q 12/26/2014	15-2Q 4/23/2015		+4 Month(s)	No	No	Due to schedule refinement and review.
128	15-1Q-2: Complete Unit 2 Reactor Coolant System cold hydro	15-3Q 8/3/2015	15-2Q 6/12/2015		-2 Month(s)	No	No	Schedule ahead of plan.
129	15-2Q-1: Activate class 1E DC power in Unit 2 Auxilary Building.	15-1Q 3/5/2015	14-4Q 11/13/2014		-4 Month(s)	No	No	Schedule ahead of plan.
130	15-3Q-1: Complete Unit 2 hot functional test.	15-3Q 9/21/2015	15-3Q 9/21/2015			No	No	
131	15-3Q-2: Install Unit 3 ring 3 for containment vessel	15-3Q 7/30/2015	15-2Q 4/14/2015		-3 Month(s)	No	No	Schedule ahead of plan.
132	15-4Q-1: Load Unit 2 nuclear fuel	15-4Q 10/28/2015	15-4Q 12/16/2015		+2 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; = Movement in Days Only

South Carolina Electric & Gas Company

14 of 16

Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-4Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency ?	Substantial Completion Date Impact?	Notes
133	16-1Q-1: Unit 2 Substantial Completion	16-2Q 4/1/2016	16-2Q 6/13/2016		+2 Month(s)	No	No	Due to schedule refinement and review.
134	16-2Q-1: Set Unit 3 Reactor Vessel	15-4Q 10/1/2015	15-2Q 6/15/2015		-4 Month(s)	No	No	Schedule ahead of plan.
135	16-3Q-1: Set Unit 3 Steam Generator #2	15-4Q 12/22/2015	15-3Q 9/11/2015		-3 Month(s)	No	No	Schedule ahead of plan.
136	16-4Q-1: Set Unit 3 Pressurizer Vessel	16-2Q 5/16/2016	16-3Q 8/1/2016		+3 Month(s)	No	No	Due to schedule refinement and review.
137	16-4Q-1: Complete welding of Unit 3 Passive Residual Heat Removal System piping	16-2Q 6/20/2016	16-2Q 4/20/2016		-2 Month(s)	No	No	Schedule ahead of plan.
138	17-2Q-1: Set Unit 3 polar crane	16-3Q 7/18/2016	16-2Q 6/5/2016		-1 Month(s)	No	No	Schedule ahead of plan.
139	17-3Q-1: Start Unit 3 Shield Building roof slab rebar placement	17-1Q 1/16/2017	16-4Q 10/15/2016		-3 Month(s)	No	No	Schedule ahead of plan.
140	17-4Q-1: Start Unit 3 Auxiliary Building electrical cable pulling	17-2Q 4/6/2017	17-1Q 2/22/2017		-2 Month(s)	No	No	Schedule ahead of plan.
141	18-1Q-1: Activate Unit 3 Auxiliary Building class 1E DC power	17-2Q 6/9/2017	16-2Q 4/18/2016		-14 Month(s)	No	No	Schedule ahead of plan.
142	18-2Q-1: Complete Unit 3 Reactor Coolant System cold hydro	18-1Q 1/1/2018	17-3Q 8/23/2017		-5 Month(s)	No	No	Schedule ahead of plan.
143	18-2Q-1: Complete Unit 3 hot functional test	18-1Q 2/15/2018	18-2Q 5/17/2018		+3 Month(s)	No	No	Due to schedule refinement and review.
144	18-3Q-1: Complete Unit 3 nuclear fuel load	18-3Q 7/31/2018	18-3Q 7/19/2018			No	No	Due to schedule refinement and review.

Color Legend = Completed = Completed this Quarter = Movement in Days Only

South Carolina Electric & Gas Company
15 of 16
Based on April 1, 2009 Performance Measurement Baseline Schedule

10-4Q Appendix 1 VC Summer Units 2 and 3 Tracking ID Order No. 2010-12 Description Order No. 2010-12 Date 10-4Q Targeted Milestone Completion Date Actual Completion Date Delta Months from Order No. 2010-12 Date Outside +18/-24 Months Contingency ? Substantial Completion Date Impact? Notes 145 18-4Q-1: Begin Unit 3 full power operation 18-4Q 10/31/2018 18-4Q 10/23/2018 No No Due to schedule refinement and review. 146 19-1Q-1: Unit 3 Substantial Completion 19-1Q 1/1/2019 19-1Q 1/1/2019 No No SUMMARY Total Milestones Completed 58 out of 146 = 40% Milestone Movement - Order No. 2010-12 vs. 10-4Q: a) Forward Movement 42 out of 146 = 29% b) Backward Movement 30 out of 146 = 21% Milestones Within +12 to +17 Month range 0 out of 146 = 0% South Carolina Electric & Gas Company 16 of 16 Based on April 1, 2009 Performance Measurement Baseline Schedule

APPENDIX 2

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending December 31, 2010

Appendix 2, Chart A is an updated and expanded version of the information contained in the capital cost schedule approved by the Commission in Order No. 2010-12 adjusted to remove contingency funds.

Appendix 2, Chart A shows:

1.                                      The actual expenditures on the project by plant cost category through the current period.

2.                                      The changes in capital costs reflecting the Company’s current forecast of expenditures on the project for each future period by plant cost category.  In updating its cost projections the Company has used the current construction schedule for the project and the Commission-approved inflation indices as set forth in Appendix 4 to this report.

3.                                      The cumulative Construction Work in Progress for the project and the balance of Construction Work in Progress that is not yet reflected in revised rates.

4.                                      The current rate for calculating AFUDC computed as required under applicable FERC regulations.

The Cumulative Project Cash Flow target as approved in Order No. 2010-12 and as updated for escalation and other Commission-approved adjustments is found under the heading “Per Order 2010-12 Adjusted.”  The adjustments reflect:

1.                                      Changes in inflation indices.

2.                                      Budget Carry-forward Adjustments used, where appropriate to track the effect of lower-than-expected cumulative costs on the future cumulative cash flow of the project.

Chart A of Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the current construction schedule and forecast of year-by-year cost and going forward.  This information is found under the heading “Actual through December 2010, plus Projected.”

Chart B of Appendix 2 provides a comparison of the adjusted Cumulative Project Cash Flow target for the project with the actual and forecasted cash flow for the project.

Appendix 2, Chart A

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

Per Order 2010-12 Adjusted

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018

Annual Project Cash Flow(per order)	5,904,403	21,723	100,905	348,513	452,925	542,833	816,348	880,021	752,028	673,979	543,181	360,968	410,979
Capital Cost Rescheduling Contingency	—	—	—	—	—	—	—	—	—	—	—	—	—
Budget Carry-Forward Adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—
Net	5,904,403	21,723	100,905	348,513	452,925	542,833	816,348	880,021	752,028	673,979	543,181	360,968	410,979

Adjusted for Change in Escalation	5,353,627	21,723	100,906	342,542	432,157	511,902	763,064	810,517	679,106	597,324	464,878	300,157	329,351

Cumulative Project Cash Flow(Target)		21,723	122,629	465,171	897,328	1,409,230	2,172,294	2,982,811	3,661,917	4,259,241	4,724,119	5,024,276	5,353,627

Actual through December 2010* plus Projected

		Actual				Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Plant Cost Categories	CONFIDENTIAL
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	321,591	—	26	724	884	7,252	7,775	12,095	29,822	35,236	43,035	73,678	111,064

Total Base Project Costs(2007 $)	4,270,404	21,723	97,386	319,073	377,225	440,602	696,093	669,056	483,136	438,767	323,231	193,183	210,926

Total Project Escalation	1,260,855	—	3,519	20,930	21,327	57,391	160,900	202,693	181,623	188,837	171,270	111,492	140,874

Total Revised Project Cash Flow	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,632	861,184	1,359,178	2,216,171	3,087,919	3,752,678	4,380,283	4,874,784	5,179,460	5,531,259

AFUDC(Capitalized Interest)	255,684	645	3,497	10,564	17,150	24,188	32,098	42,559	37,585	30,731	21,543	17,561	17,564

Gross Construction	5,786,943	22,368	104,403	350,567	415,702	522,181	889,091	914,307	702,345	658,335	516,044	322,237	369,364

Construction Work in Progress		22,368	126,771	477,338	893,040	1,415,221	2,304,312	3,218,618	3,920,963	4,579,298	5,095,342	5,417,579	5,786,943

CWIP Currently in Rates					663,471

December 30, 2010 Actual Incremental CWIP Not Currently in Rates					229,568

*Applicable index escalation rates for  2010 are estimated. Escalation is subject to restatement when actual indices for 2010 are final.

Notes:
2011-2018 AFUDC rate applied	5.87%

The AFUDC rate applied is the current SCE&G rate. AFUDC rates can vary with changes in market interest rates, SCE&G’s embedded cost of capital, capitalization ratios, construction work in process, and SCE&G’s short-term debt outstanding.

Appendix 2, Chart B

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018

Annual Project Cash Flow(per order)	5,904,403	21,723	100,905	348,513	452,925	542,833	816,348	880,021	752,028	673,979	543,181	360,968	410,979
Capital Cost Rescheduling Contingency	—	—	—	—	—	—	—	—	—	—	—	—	—
Net	5,904,403	21,723	100,905	348,513	452,925	542,833	816,348	880,021	752,028	673,979	543,181	360,968	410,979

Project Cash Flow Target	5,353,627	21,723	100,906	342,542	432,157	511,902	763,064	810,517	679,106	597,324	464,878	300,157	329,351

Total Revised Project Cash Flow	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800

Comparison of Revised Cash Flow to Target

Year over Year Change	177,632	—	(1)	(2,539)	(33,605)	(13,909)	93,929	61,231	(14,346)	30,280	29,623	4,519	22,448

Cumulative Revised Project Cash Flow		21,723	122,628	462,632	861,184	1,359,177	2,216,170	3,087,918	3,752,678	4,380,282	4,874,784	5,179,459	5,531,259

Cumulative Project Cash Flow(Target)		21,723	122,629	465,171	897,328	1,409,230	2,172,294	2,982,811	3,661,917	4,259,241	4,724,119	5,024,276	5,353,627
Timing Adj.on EPC Billing Methodology		—	—	1,742	(9,248)	—	—	—	—	—	—	—	—
Adjusted Cumulative target		21,723	122,629	466,913	889,823	1,401,725	2,164,789	2,975,306	3,654,411	4,251,736	4,716,614	5,016,771	5,346,122

Over/(Under)		—	(1)	(4,282)	(28,639)	(42,548)	51,381	112,613	98,267	128,547	158,170	162,689	185,137

APPENDIX 3

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending December 31, 2010

For comparison purposes, Appendix 3 provides the  schedule of capital costs for the project which was approved by the Commission in Order No. 2010-12 as the Approved Capital Cost of the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(2), adjusted to remove contingency funds and associated escalation and AFUDC.  Appendix 3 also reflects the forecast of AFUDC expense based on these adjusted schedules and the AFUDC rates that were current at the time of Order No. 2010-12.  Appendix 3 is intended to provide a fixed point of reference for future revisions and updating.  While the schedule of costs contained on Appendix 3 is subject to revision for escalation, changes in AFUDC rates and amounts, capital cost scheduling contingencies and other contingency adjustments as authorized in Order No. 2009-104(A), no such adjustments have been made to the schedules presented here.

Appendix 3

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

Per Order 2010-12

Adjusted for Removal of Contingency Fund and Associated Escalation

		Actual		Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Plant Cost Categories	CONFIDENTIAL
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	308,591	—	27	555	1,502	3,043	4,864	9,947	24,850	37,443	43,451	81,739	101,171

Total Base Project Costs(2007 $)	4,096,455	21,723	97,494	325,826	392,677	444,400	614,959	614,378	488,205	412,858	302,460	186,739	194,736

Total Project Escalation	1,807,948	—	3,411	22,687	60,248	98,433	201,389	265,643	263,823	261,121	240,721	174,229	216,243

Total Revised Project Cash Flow	5,904,403	21,723	100,905	348,513	452,925	542,833	816,348	880,021	752,028	673,979	543,181	360,968	410,979

Cumulative Project Cash Flow(Revised)		21,723	122,628	471,142	924,067	1,466,900	2,283,248	3,163,268	3,915,296	4,589,275	5,132,456	5,493,424	5,904,403

AFUDC(Capitalized Interest)	283,721	645	3,496	14,743	21,378	25,331	32,884	41,597	40,967	35,060	23,273	20,082	24,265

Construction Work in Progress		22,368	126,769	490,026	964,329	1,532,493	2,381,725	3,303,342	4,096,337	4,805,376	5,371,830	5,752,880	6,188,124

APPENDIX 4

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending December 31, 2010

Appendix 4 shows the changes in the inflation indices approved in Order No. 2009-104(A).  Included is a ten year history of the Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The change in the relevant indices from the Combined Application is also provided.

Appendix 4, Chart A

Inflation Indices, Chart A

HW All Steam Generation Plant Index, July 2010

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2010	547	4.79%	3.78%	5.31%	4.53%
2009	522	-2.61%	4.74%	5.50%
2008	536	9.16%	8.13%	7.35%
2007	491	7.68%	6.99%	5.74%
2006	456	7.55%	6.64%	4.75%
2005	424	5.74%	4.49%	3.75%
2004	401	6.65%	3.50%
2003	376	1.08%	2.13%
2002	372	2.76%
2001	362	2.55%
2000	353

	BLRA
	Filing	Update
	Jul-07	Jul-10

HW All Steam Index:
One year	7.68%	4.79%
Five Year	5.74%	5.31%

Appendix 4, Chart B

Inflation Indices, Chart B

HW All Steam and Nuclear Generation Plant Index, July 2010

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2010	546	4.60%	3.78%	5.32%	4.54%
2009	522	-2.43%	4.82%	5.55%
2008	535	9.18%	8.15%	7.37%
2007	490	7.69%	7.00%	5.75%
2006	455	7.57%	6.66%	4.77%
2005	423	5.75%	4.50%	3.76%
2004	400	6.67%	3.50%
2003	375	1.08%	2.14%
2002	371	2.77%
2001	361	2.56%
2000	352

	BLRA
	Filing	Update
	Jul-07	Jul-10

HW All Steam/Nuclear Index:
One year	7.69%	4.60%
Five Year	5.75%	5.32%

Appendix 4, Chart C

Inflation Indices, Chart C

HW All Transmission Plant Index, July 2010

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2010	558	5.08%	2.71%	5.23%	4.69%
2009	531	-6.02%	3.96%	5.48%
2008	565	9.07%	9.02%	8.73%
2007	518	8.82%	8.11%	6.86%
2006	476	9.17%	8.58%	5.25%
2005	436	6.34%	5.43%	4.15%
2004	410	10.22%	3.59%
2003	372	-0.27%	1.39%
2002	373	0.81%
2001	370	3.64%
2000	357

	BLRA
	Filing	Update
	Jul-07	Jul-10

HW All Transmission Plant Index
One year	8.82%	5.08%
Five Year	6.86%	5.23%

Appendix 4

Inflation Indices, Chart D

GDP Chained Price Index,  2010

SERIESTYPE	UNIT	SHORT LABEL	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010

Chained Price Index—Gross Domestic Product
U.S. Macro - 10 Year Baseline	(2005=100)	Chained price index-gross domestic product , Source: BEA , Units: index- 2005=100.0	88.65	90.65	92.11	94.10	96.77	100.00	103.26	106.22	108.48	109.75	110.22
Annual Percent change			2.17%	2.26%	1.61%	2.16%	2.84%	3.34%	3.26%	2.87%	2.13%	1.17%	0.43%
3-Year Annual Percent change					2.01%	2.01%	2.20%	2.78%	3.14%	3.15%	2.75%	2.05%	1.24%
5-Year Annual Percent change							2.21%	2.44%	2.64%	2.89%	2.88%	2.55%	1.97%
10-Year Annual Percent change													2.20%
Consumer Price Index, All-Urban
U.S. Macro - 10 Year Baseline	Index	Consumer price index, all-urban , Source: BLS , Units: - 1982-84=1.00	1.72	1.77	1.80	1.84	1.89	1.95	2.02	2.07	2.15	2.15	2.17
Percent change			3.37%	2.82%	1.60%	2.30%	2.67%	3.37%	3.23%	2.86%	3.69%	0.00%	0.93%
3-Year Annual Percent change					2.59%	2.24%	2.19%	2.78%	3.09%	3.15%	3.26%	2.17%	1.53%
5-Year Annual Percent change							2.55%	2.55%	2.63%	2.88%	3.16%	2.62%	2.13%
10-Year Annual Percent change													2.34%
Producer Price Index—Finished Goods
U.S. Macro - 10 Year Baseline	(1982=1.0)	Producer price index-finished goods , Source: BLS , Units: index- 1982=1.0	1.38	1.41	1.39	1.43	1.49	1.56	1.60	1.67	1.77	1.73	1.79
Percent change			3.76%	1.94%	-1.30%	3.18%	3.98%	4.70%	2.56%	4.38%	5.99%	-2.26%	3.47%
3-Year Annual Percent change					1.44%	1.26%	1.93%	3.95%	3.74%	3.87%	4.30%	2.64%	2.34%
5-Year Annual Percent change							2.29%	2.48%	2.60%	3.76%	4.31%	3.03%	2.79%
10-Year Annual Percent change													2.63%

	BLRA
	Filing	Update
	Jul-07	Jul-10

GDP Chained Price Index
One year	2.66%	0.43%
Five Year	2.81%	1.97%